[LETTERHEAD]


                            CONSENT OF AMISANO HANSON


November 16, 2004

SECURITIES AND EXCHANGE COMMISSION
450, 5th Street, N.W.
Washington, D.C. 20549

Gentlemen:

We have read and agree with the comments in the Form 8-K/A of Drucker, Inc. dated March 19, 2004.

                    Amisano Hanson

                    /s/ Amisano Hanson
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